Exhibit 99.1

SIRIUS REPORTS STRONG SECOND QUARTER 2007 RESULTS

  Revenue Up 51% to $226.4 Million
  Company Exceeds 7.1 Million Subscribers
  Subscriber Additions of 561,493
  Solid Cost Control Improves Cash Flow

New York – July 31, 2007 – SIRIUS Satellite Radio (NASDAQ: SIRI) today announced strong second quarter results, including a 51% increase in revenue from the year ago quarter to $226.4 million, and strong subscriber growth of 561,493 new subscribers during the quarter driving ending subscribers to over 7.1 million.

“SIRIUS, once again, posted solid results,” said Mel Karmazin, CEO of SIRIUS. “Both revenue and subscriber growth exceeded 50% while operating expenses before stock-based compensation and depreciation grew only 6%. Customer satisfaction remains high, reflected in our low all-in churn rate of 2.1% . We have added over 1.1 million net new subscribers so far this year, and second quarter results mark the seventh consecutive quarter for leadership in satellite radio net additions and the third consecutive quarter of leadership in gross subscriber additions.”

“Momentum for the pending merger with XM continues to build,” said Karmazin. “Support from our customers, suppliers and other groups representing a diverse cross-section of Americans, clearly demonstrates the public interest benefits and enhanced competition that will come from the merger. We continue to work with the FCC and the DOJ to make the case that the merger offers more choices, including a la carte offerings, and lower prices for subscribers, and we continue to expect that the merger will be completed by year-end.”

SIRIUS ended the second quarter with 7,142,538 subscribers, 53% higher than second quarter 2006 ending subscribers of 4,678,207. During second quarter 2007, SIRIUS added 561,493 net subscribers, comprised of 129,843 net additions from retail and aftermarket channels and 431,650 from the OEM channel. In the second quarter, SIRIUS captured 62% of satellite radio segment share, marking the seventh consecutive quarter of leadership in satellite radio subscriber growth.

Total revenue for the second quarter of 2007 increased to a record $226.4 million, up 51% from $150.1 million for the year-ago second quarter. Advertising revenue was $9.2 million in the second quarter of 2007 and average monthly revenue per subscriber (or “ARPU”) was $10.71. SAC per gross subscriber addition was $108 for the second quarter of 2007 compared to $131 for the year-ago second quarter.

SIRIUS’ net loss improved by 44% to ($134.1) million, or ($0.09) per share, for the second quarter of 2007, from ($237.8) million, or ($0.17) per share, for the second quarter of 2006. The adjusted net loss for second quarter 2007 (adjusted to exclude stock-based compensation) improved to ($117.1) million, or ($0.08) per share, down from ($159.6) million, or ($0.11) per share, for second quarter 2006.

“Compared to the year ago second quarter, revenue grew by $76 million, and with a clear focus on cost efficient growth, adjusted loss from operations improved by $47 million and free cash flow improved by $53 million,” said David Frear, SIRIUS EVP and CFO. “In addition, we are pleased with the 18% improvement in SAC per gross addition in the second quarter, and with continued strong OEM subscriber growth, we now expect SAC per gross addition will approach $100 for 2007.”

2007 OUTLOOK

SIRIUS today issued the following guidance for the full year 2007:

  Total revenue approaching $1 billion
  More than 8 million subscribers at year-end
  Average monthly subscriber churn of approximately 2.2% – 2.4%
  SAC per gross subscriber approaching $100

PROGRAMMING ADDITIONS

Exciting additions to SIRIUS’ powerful lineup of comedy, music and entertainment channels this quarter include: Jamie Foxx breaking new ground on his channel ‘The Foxxhole’, and ‘SIRIUSLY Sinatra’ bringing the voice of Frank Sinatra into the future of audio entertainment. The Grateful Dead Radio Channel will launch this summer featuring the band’s long and storied career and including special shows hosted by band members.

RESULTS OF OPERATIONS

The discussion of operating expenses below excludes the effects of stock-based compensation. SIRIUS believes this presentation improves the transparency of disclosure and is consistent with the way operating results are evaluated by management.

SECOND QUARTER 2007 VERSUS SECOND QUARTER 2006

For the second quarter of 2007, SIRIUS recognized total revenue of $226.4 million compared to $150.1 million for the second quarter of 2006. This 51%, or $76.3 million, increase in revenue was driven by a $72.0 million increase in subscriber revenue resulting from the net increase in subscribers of 2,464,331 from the second quarter of 2006.

The company’s adjusted loss from operations decreased $47.2 million to ($79.3) million for the second quarter of 2007 from ($126.5) million for the second quarter of 2006 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by the increase in total revenue of $76.3 million, which more than offset the $29.1 million increase in expenses.

Satellite and transmission expenses decreased $11.0 million to $6.7 million for second quarter 2007 from $17.7 million for second quarter 2006. Second quarter 2006 expenses included a $10.9 million non-recurring impairment charge associated with certain satellite long-lead time parts that were no longer needed.

Programming and content expenses increased $8.2 million to $53.1 million for the second quarter of 2007 from $44.9 million for the second quarter of 2006. The increase was primarily attributable to license fees associated with new programming agreements.

Revenue share and royalties increased $12.8 million to $29.8 million for second quarter 2007 from $17.0 million for second quarter 2006. The increase was primarily attributable to growth in the company’s revenues as well as an increase in the mix of the company’s OEM subscriber base.

Customer service and billing expenses increased $5.7 million to $21.4 million for the second quarter of 2007 from $15.7 million for the second quarter of 2006. The increase was primarily attributable to higher call center operating costs necessary to accommodate the increase in the company’s subscriber base and higher total transaction fees on the larger base. Customer service and billing expenses per average subscriber per month declined 13% to $1.05 for the second quarter of 2007 from $1.20 for the second quarter of 2006.

Sales and marketing expenses decreased $5.0 million to $42.8 million for the second quarter 2007 from $47.8 million for second quarter 2007. This decrease was primarily attributable to lower consumer advertising and reduced cooperative marketing spend with the company’s distribution partners compared to the year-ago second quarter.

Subscriber acquisition costs (SAC) decreased $3.0 million, or 2.8%, to $105.7 million for the second quarter of 2007 from $108.7 million for the second quarter of 2006 despite a 21% increase in gross subscriber additions year-over-year. This decrease was primarily attributable to lower aftermarket subsidies, offset by increased OEM hardware subsidies due to higher production volume.

SAC per gross subscriber addition decreased 18% to $108 for the second quarter of 2007 from $131 for the second quarter of 2006 primarily due to lower OEM costs per unit offset by a higher mix of OEM gross additions.

General and administrative expenses increased $7.6 million to $27.3 million for second quarter 2007 from $19.7 million for second quarter 2006. The increase was primarily the result of higher legal fees and compensation-related costs to support the growth of the business.

Engineering, design and development expenses decreased $2.5 million to $10.3 million for the second quarter of 2007 from $12.8 million for the second quarter of 2006. This decrease was primarily attributable to reduced OEM tooling and manufacturing upgrades associated with the factory installation of SIRIUS radios in additional vehicle models.

SIRIUS reported a net loss of ($134.1) million, or ($0.09) per share, for the second quarter of 2007, including a ($0.01) per share impact from stock-based compensation, compared to a net loss of ($237.8) million, or ($0.17) per share, for the second quarter of 2006, including a ($0.05) per share impact from stock-based compensation and a ($0.01) per share impact for impairment loss. The adjusted net loss per share, or net loss per share excluding stock-based compensation and impairment loss, was ($0.08) per share for the second quarter of 2007 as compared to an adjusted net loss per share of ($0.11) per share for the second quarter of 2006 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

SIX MONTHS ENDED JUNE 30, 2007 VERSUS SIX MONTHS ENDED JUNE 30, 2006

For the six months ended June 30, 2007, SIRIUS recognized total revenue of $430.5 million compared with $276.7 million for the six months ended June 30, 2006. This 56%, or $153.8 million, increase in revenue was primarily driven by a $147.6 million increase in subscriber revenue resulting from the net increase in subscribers of 2,464,331 from the end of the second quarter 2006.

The company’s adjusted loss from operations decreased ($99.9) million to ($163.3) million for the six months ended June 30, 2007 from ($263.2) million for the six months ended June 30, 2006 (refer to the reconciliation table of net loss to adjusted loss from operations). This decrease was driven by a

56%, or $153.8 million, increase in total revenue which more than offset the 10%, or $53.8 million, increase in expenses.

Satellite and transmission expenses decreased $11.0 million to $14.0 million for the six months ended June 30, 2007 from $25.0 million for the six months ended June 30, 2006. Second quarter 2006 expenses included a $10.9 million non-recurring impairment charge associated with certain satellite long-lead time parts that were no longer needed.

Programming and content expenses increased $15.4 million to $110.2 million for the six months ended June 30, 2007 from $94.8 million for the six months ended June 30, 2006. The increase was primarily attributable to license fees associated with new programming agreements.

Revenue share and royalties increased $26.5 million to $57.0 million for six months ended June 30, 2007 from $30.5 million for six months ended June 30, 2006. The increase was primarily attributable to the growth in the company’s revenues and an increase in the mix of the company’s OEM subscriber base.

Customer service and billing expenses increased $9.8 million to $43.1 million for the six months ended June 30, 2007 from $33.3 million for the six months ended June 30, 2006. The increase was primarily attributable to higher call center operating costs necessary to accommodate the increase in the company’s subscriber base. Customer service and billing expenses per average subscriber per month declined 19% to $1.10 for the six months ended June 30, 2007 from $1.36 for the six months ended June 30, 2006.

Sales and marketing expenses decreased $4.7 million to $75.3 million for the six months ended June 30, 2007 from $80.0 million for the six months ended June 30, 2006. This decrease was primarily attributable to lower consumer advertising and reduced cooperative marketing spend with the company’s distributors.

Subscriber acquisition costs decreased $13.9 million to $203.9 million for the six months ended June 30, 2007 from $217.8 million for the six months ended June 30, 2006 despite an 11% increase in gross subscriber additions. This decrease was primarily attributable to lower aftermarket subsidies, offset by increased OEM hardware subsidies due to higher production volume.

SAC per gross subscriber addition decreased 13% to $106 for the six months ended June 30, 2007 from $122 for the six months ended June 30, 2006 primarily due to lower OEM costs per unit offset by a higher mix of OEM gross additions.

General and administrative expenses increased $13.7 million to $50.7 million for the six months ended June 30, 2007 from $37.0 million for the six months ended June 30, 2006. The increase was primarily a result of higher legal fees and compensation-related costs to support the growth of the business.

Engineering, design and development expenses decreased $3.8 million to $21.7 million for the six months ended June 30, 2007 from $25.5 million for the six months ended June 30, 2006. This decrease was primarily attributable to reduced initial OEM tooling and manufacturing upgrades associated with the factory installation of SIRIUS radios in additional vehicle models.

SIRIUS reported a net loss of ($278.9) million, or ($0.19) per share, for the six months ended June 30, 2007, including a ($0.03) per share impact from stock-based compensation, compared with a net loss of ($696.4) million, or ($0.50) per share, for the six months ended June 30, 2006, including a ($0.01) per share impact from the impairment loss and ($0.25) per share impact from stock-based compensation. The adjusted net loss per share, or net loss per share excluding stock-based compensation, was ($0.16) for the six months ended June 30, 2007 compared with an adjusted net loss per share excluding the impairment loss and stock based compensation of ($0.24) for the six months ended June 30, 2006 (refer to the reconciliation table of net loss per share to adjusted net loss per share).

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Subscribers Data:
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Beginning subscribers	6,581,045	4,077,747	6,024,555	3,316,560
Net additions	561,493	600,460	1,117,983	1,361,647
Ending subscribers	7,142,538	4,678,207	7,142,538	4,678,207

Retail	4,364,646	3,276,615	4,364,646	3,276,615
OEM	2,758,639	1,373,610	2,758,639	1,373,610
Hertz	19,253	27,982	19,253	27,982
Ending subscribers	7,142,538	4,678,207	7,142,538	4,678,207

Retail	129,843	276,294	322,821	811,252
OEM	434,955	324,574	799,629	549,917
Hertz	(3,305)	(408)	(4,467)	478
Net addtions	561,493	600,460	1,117,983	1,361,647

Metrics:
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Gross subscriber additions	1,002,145	830,571	1,990,603	1,791,181
Deactivated subscribers	440,652	230,111	872,620	429,534
Average monthly churn (1)(6)	2.1%	1.8%	2.2%	1.8%
SAC per gross subscriber addition (2)(6)	$108	$131	$106	$122
Customer service and billing expenses per average subscriber (3)(6)	$1.05	$1.20	$1.10	$1.36
Total revenue	$226,427	$150,078	$430,464	$276,742
Free cash flow (4)(6)	$(80,031)	$(133,231)	$(226,746)	$(298,768)

Monthly ARPU:
Average monthly subscriber revenue per subscriber
before the effects of Hertz subscribers and mail-in rebates	$10.24	$10.64	$10.26	$10.66
Effects of Hertz subscribers	0.05	0.05	0.05	0.04
Effects of mail-in rebates	(0.03)	(0.15)	(0.13)	(0.35)
Average monthly subscriber revenue per subscriber	10.26	10.54	10.18	10.35
Average monthly net advertising revenue per subscriber	0.45	0.62	0.41	0.63
ARPU	$10.71	$11.16	$10.59	$10.98

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Adjusted Loss from Operations:
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net loss	$(134,147)	$(237,828)	$(278,892)	$(696,372)
Impairment loss	-	10,917	-	10,917
Depreciation	26,284	25,738	53,070	50,671
Stock-based compensation	17,017	67,289	41,277	351,875
Other income and expense	10,992	6,778	20,137	18,400
Income tax expense	555	578	1,110	1,331
Adjusted loss from operations (7)	$(79,299)	$(126,528)	$(163,298)	$(263,178)

Adjusted Net Loss and Adjusted Net Loss per Share:
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net loss	$(134,147)	$(237,828)	$(278,892)	$(696,372)
Impairment loss	-	10,917	-	10,917
Stock-based compensation	17,017	67,289	41,277	351,875
Adjusted net loss	$(117,130)	$(159,622)	$(237,615)	$(333,580)
Net loss per share (basic and diluted)	$(0.09)	$(0.17)	$(0.19)	$(0.50)
Impairment loss	-	0.01	-	0.01
Stock-based compensation	0.01	0.05	0.03	0.25
Adjusted net loss per share (basic and diluted) (8)	$(0.08)	$(0.11)	$(0.16)	$(0.24)
Weighted average common shares outstanding
(basic and diluted)	1,462,362	1,404,022	1,459,701	1,395,549

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Condensed Consolidated Statements of Operations:
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Total revenue	$226,427	$150,078	$430,464	$276,742
Operating expenses (excludes depreciation and stock-based
compensation shown separately below):
Satellite and transmission	6,716	17,686	14,046	24,987
Programming and content	53,096	44,898	110,159	94,832
Revenue share and royalties	29,841	16,958	56,975	30,485
Customer service and billing	21,440	15,662	43,094	33,280
Cost of equipment	8,636	3,467	17,928	6,932
Sales and marketing	42,765	47,764	75,283	80,043
Subscriber acquisition costs	105,658	108,663	203,895	217,807
General and administrative	27,308	19,650	50,711	37,017
Engineering, design and development	10,266	12,775	21,671	25,454
Depreciation	26,284	25,738	53,070	50,671
Stock-based compensation	17,017	67,289	41,277	351,875
Total operating expenses	349,027	380,550	688,109	953,383
Loss from operations	(122,600)	(230,472)	(257,645)	(676,641)
Other income (expense)	(10,992)	(6,778)	(20,137)	(18,400)
Loss before income taxes	(133,592)	(237,250)	(277,782)	(695,041)
Income tax expense	(555)	(578)	(1,110)	(1,331)
Net loss	$(134,147)	$(237,828)	$(278,892)	$(696,372)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS
AND OTHER NON-GAAP FINANCIAL MEASURES - CONTINUED
(Dollars in thousands, unless otherwise stated)
(Unaudited)

Condensed Consolidated Statements of Operations:
	For the Three Months Ended				For the Year Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
Total revenue	$126,664	$150,078	$167,113	$193,380	$637,235
Operating expenses (excludes depreciation and stock-
based compensation shown separately below):
Satellite and transmission	7,301	17,686	7,090	7,152	39,229
Programming and content	49,934	44,898	48,039	55,779	198,650
Revenue share and royalties	13,527	16,958	18,371	21,062	69,918
Customer service and billing	17,618	15,662	16,625	25,745	75,650
Cost of equipment	3,465	3,467	6,196	22,105	35,233
Sales and marketing	32,279	47,764	30,981	73,115	184,139
Subscriber acquisition costs	109,144	108,663	80,863	121,046	419,716
General and administrative	17,367	19,650	21,610	21,398	80,025
Engineering, design and development	12,679	12,775	20,491	12,787	58,732
Depreciation	24,933	25,738	27,583	27,495	105,749
Stock-based compensation	284,586	67,289	43,418	42,625	437,918
Total operating expenses	572,833	380,550	321,267	430,309	1,704,959
Loss from operations	(446,169)	(230,472)	(154,154)	(236,929)	(1,067,724)
Other income (expense)	(11,622)	(6,778)	(8,166)	(8,512)	(35,078)
Loss before income taxes	(457,791)	(237,250)	(162,320)	(245,441)	(1,102,802)
Income tax expense	(753)	(578)	(578)	(156)	(2,065)
Net loss	$(458,544)	$(237,828)	$(162,898)	$(245,597)	$(1,104,867)

In the first quarter of 2007, SIRIUS reclassified both broadcast and webstreaming royalties from programming and content expenses and revenue share from programming and content expenses and sales and marketing expenses to a separate line item, revenue share and royalties. In addition, SIRIUS reclassified bad debt expense from general and administrative expenses to customer service and billing expenses. Certain amounts in the prior period annual and quarterly consolidated financial statements have been reclassified to conform to the current period presentation. Included above are the non-GAAP condensed consolidated statements of operations for 2006 that reflects these reclassifications.

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenue:
Subscriber revenue, including effects of mail-in rebates	$209,635	$137,641	$400,431	$252,822
Advertising revenue, net of agency fees	9,177	8,125	15,898	15,463
Equipment revenue	6,255	3,096	10,926	6,788
Other revenue	1,360	1,216	3,209	1,669
Total revenue	226,427	150,078	430,464	276,742
Operating expenses (excludes depreciation shown separately below) (1):
Cost of services:
Satellite and transmission	7,337	18,496	15,323	26,699
Programming and content	54,311	68,622	114,309	368,356
Revenue share and royalties	29,841	16,958	56,975	30,485
Customer service and billing	21,618	15,866	43,471	33,728
Cost of equipment	8,636	3,467	17,928	6,932
Sales and marketing	45,614	52,831	83,776	87,312
Subscriber acquisition costs	105,665	130,563	205,782	249,606
General and administrative	38,471	32,555	73,814	64,428
Engineering, design and development	11,250	15,454	23,661	35,166
Depreciation	26,284	25,738	53,070	50,671
Total operating expenses	349,027	380,550	688,109	953,383
Loss from operations	(122,600)	(230,472)	(257,645)	(676,641)
Other income (expense):
Interest and investment income	4,753	8,873	10,795	18,810
Interest expense, net of amounts capitalized	(15,750)	(15,660)	(30,942)	(32,784)
Equity in net loss of affiliate	-	-	-	(4,445)
Other income	5	9	10	19
Total other income (expense)	(10,992)	(6,778)	(20,137)	(18,400)
Loss before income taxes	(133,592)	(237,250)	(277,782)	(695,041)
Income tax expense	(555)	(578)	(1,110)	(1,331)
Net loss	$(134,147)	$(237,828)	$(278,892)	$(696,372)
Net loss per share (basic and diluted)	$(0.09)	$(0.17)	$(0.19)	$(0.50)
Weighted average common shares outstanding (basic and diluted)	1,462,362	1,404,022	1,459,701	1,395,549

(1) Amounts related to stock-based compensation included in other operating expenses were as follows:
Satellite and transmission	$621	$810	$1,277	$1,712
Programming and content	1,215	23,724	4,150	273,524
Customer service and billing	178	204	377	448
Sales and marketing	2,849	5,067	8,493	7,269
Subscriber acquisition costs	7	21,900	1,887	31,799
General and administrative	11,163	12,905	23,103	27,411
Engineering, design and development	984	2,679	1,990	9,712
Total equity granted to third parties and employees	$17,017	$67,289	$41,277	$351,875

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
BALANCE SHEET DATA
(Dollars in thousands)

	As of
	June 30, 2007	December 31, 2006
	(Unaudited)
Cash, cash equivalents and marketable securities	$429,403	$408,921
Restricted investments	78,160	77,850
Working capital	(142,176)	(257,799)
Total assets	1,688,272	1,658,528
Long-term debt	1,315,339	1,068,249
Total liabilities	2,227,748	2,047,599
Accumulated deficit	(4,112,612)	(3,833,720)
Stockholders' deficit	(539,476)	(389,071)

SIRIUS SATELLITE RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net loss	$(134,147)	$(237,828)	$(278,892)	$(696,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26,284	25,738	53,070	50,671
Non-cash interest expense	805	786	1,559	1,547
Provision for doubtful accounts	2,266	2,003	4,354	3,780
Non-cash equity in net loss of affiliate	-	-	-	4,445
(Gain) loss on disposal of assets	110	320	106	541
Impairment loss	-	10,917	-	10,917
Stock-based compensation	17,017	67,289	41,277	351,875
Deferred income taxes	554	578	1,109	1,331
Changes in operating assets and liabilities:
Accounts receivable	(12,029)	(966)	(5,390)	8,986
Inventory	(6,962)	(9,656)	(7,435)	(10,854)
Receivables from distribution partners	(5,943)	2,864	(13,512)	(5,823)
Prepaid expenses and other current assets	18,752	(16,588)	9,579	(29,659)
Other long-term assets	(11,855)	(25,667)	(14,779)	(25,088)
Accounts payable and accrued expenses	(3,300)	29,234	(51,111)	(15,986)
Accrued interest	12,466	11,620	703	1,160
Deferred revenue	38,538	29,389	60,269	73,847
Other long-term liabilities	1,544	1,052	9,246	8,595
Net cash used in operating activities	(55,900)	(108,915)	(189,847)	(266,087)
Cash flows from investing activities:
Additions to property and equipment	(24,131)	(22,284)	(36,589)	(27,780)
Sales of property and equipment	1	71	97	123
Purchases of restricted and other investments	-	(2,032)	(310)	(4,901)
Purchases of available-for-sale securities	-	(36,900)	-	(108,500)
Sales of available-for-sale securities	(4)	72,675	10,846	177,125
Net cash (used in) provided by investing activities	(24,134)	11,530	(25,956)	36,067
Cash flows from financing activities:
Long term borrowings, net of related costs	245,199	-	245,199	-
Proceeds from exercise of stock options	422	1,517	1,932	2,976
Net cash provided by financing activities	245,621	1,517	247,131	2,976
Net (decrease) increase in cash and cash equivalents	165,587	(95,868)	31,328	(227,044)
Cash and cash equivalents at the beginning of period	259,162	630,831	393,421	762,007
Cash and cash equivalents at the end of period	$424,749	$534,963	$424,749	$534,963

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

This press release, including the selected financial information above, includes the following non-GAAP financial measures: average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; average monthly revenue per subscriber, or ARPU; adjusted loss from operations; adjusted net loss; and adjusted net loss per share. The definitions and usefulness of such non-GAAP financial measures are as follows (dollars in thousands, unless otherwise stated):

(1)	SIRIUS defines average monthly churn as the number of deactivated subscribers divided by average quarterly subscribers.

(2)	SIRIUS defines SAC per gross subscriber addition as subscriber acquisition costs, excluding stock-based compensation, and margins from the direct sale of SIRIUS radios and accessories divided by the number of gross subscriber additions for the period. SAC per gross subscriber addition is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Subscriber acquisition costs	$105,665	$130,563	$205,782	$249,606
Less: stock-based compensation	(7)	(21,900)	(1,887)	(31,799)
Add: margin from direct sales of SIRIUS
radios and accessories	2,381	371	7,002	144
SAC	$108,039	$109,034	$210,897	$217,951
Gross subscriber additions	1,002,145	830,571	1,990,603	1,791,181
SAC per gross subscriber addition	$108	$131	$106	$122

(3)	SIRIUS defines customer service and billing expenses per average subscriber as total customer service and billing expenses, excluding stock-based compensation, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses per average subscriber is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006

Customer service and billing expenses	$21,618	$15,866	$43,471	$33,728
Less: stock-based compensation	(178)	(204)	(377)	(448)
Customer service and billing expenses,
as adjusted	$21,440	$15,662	$43,094	$33,280
Daily weighted average number of subscribers	6,811,750	4,354,447	6,554,943	4,070,075
Customer service and billing expenses,
as adjusted, per average subscriber	$1.05	$1.20	$1.10	$1.36

(4)	SIRIUS defines free cash flow as cash flow from operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net cash used in operating activities	$(55,900)	$(108,915)	$(189,847)	$(266,087)
Additions to property and equipment	(24,131)	(22,284)	(36,589)	(27,780)
Restricted and other investment activity	-	(2,032)	(310)	(4,901)
Free cash flow	$(80,031)	$(133,231)	$(226,746)	$(298,768)

(5)	SIRIUS defines ARPU as the total earned subscriber revenue and net advertising revenue divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Subscriber revenue	$209,635	$137,641	$400,431	$252,822
Net advertising revenue	9,177	8,125	15,898	15,463
Total subscriber and net advertising revenue	$218,812	$145,766	$416,329	$268,285
Daily weighted average number of subscribers	6,811,750	4,354,447	6,554,943	4,070,075
ARPU	$10.71	$11.16	$10.59	$10.98

(6)	SIRIUS believes average monthly churn; SAC per gross subscriber addition; customer service and billing expenses per average subscriber; free cash flow; and ARPU provide meaningful information regarding operating performance and liquidity and are used for internal management purposes; when publicly providing the business outlook; as a means to evaluate period-to-period comparisons; and to compare the company’s performance to that of its competitors. SIRIUS also believes that investors use current and projected metrics to monitor performance of the business and make investment decisions.

SIRIUS believes the exclusion of stock-based compensation expense in the calculations of SAC per gross subscriber addition and customer service and billing expenses per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of SIRIUS common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of stock-based compensation expense in the calculation of SAC per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation for, or superior to measures of financial performance prepared in accordance with GAAP.

(7)	SIRIUS refers to net loss before taxes; other income (expense) – including interest and investment income, interest expense, equity in net loss of affiliate; depreciation; impairment charges; and stock-based compensation expense as adjusted loss from operations. Adjusted loss from operations is not a measure of financial performance under GAAP. The company believes adjusted loss from operations is a useful measure of its operating performance. The company uses adjusted loss from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of consolidated operations; to compare performance from period to period; and to compare performance to that of its competitors. The company also believes adjusted loss from operations is useful to investors to compare operating performance to the performance of other communications, entertainment and media companies. The company believes that investors use current and projected adjusted loss from operations to estimate the current or prospective enterprise value and make investment decisions.

Because the company funds and builds-out its satellite radio system through the periodic raising and expenditure of large amounts of capital, results of operations reflect significant charges for interest and depreciation expense. The company believes adjusted loss from operations provides useful information about the operating performance of the business apart from the costs associated with the capital structure and physical plant. The exclusion of interest expense and depreciation is useful given fluctuations in interest rates and significant variation in depreciation expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. The company believes the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock. Finally, the company believes that the exclusion of equity in net loss of affiliate (SIRIUS Canada, Inc.) is useful to assess the performance of its core consolidated operations in the continental United States. To compensate for the exclusion of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense, the company separately measures and budgets for these items.

There are material limitations associated with the use of adjusted loss from operations in evaluating the company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation, impairment charges and stock-based compensation expense. The company uses adjusted loss from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss as disclosed in the unaudited consolidated statements of operations. Since adjusted loss from operations is a non-GAAP financial measure, the calculation of adjusted loss from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance in accordance with GAAP.

(8)	SIRIUS refers to adjusted net loss and adjusted net loss per share as net loss per share excluding impairment charges and stock-based compensation expense. Adjusted net loss and adjusted net loss per share are not measures of financial performance under GAAP. The company believes adjusted net loss and adjusted net loss per share are useful to investors to compare its operating performance to the performance of other communications, entertainment and media companies. The company believes the exclusion of impairment charges is appropriate for comparability purposes as the existence, amount and timing of impairment charges can vary from period to period and can vary widely across different industries or among companies within the same industry. The company also believes the exclusion of stock-based compensation expense is useful given the significant variation in expense that can result from changes in the fair market value of the company’s common stock.

There are material limitations associated with the use of adjusted net loss and adjusted net loss per share in evaluating the company compared with net loss and net loss per share, which reflects overall financial performance, including the effects of impairment charges and stock-based compensation expense. The company uses adjusted net loss and adjusted net loss per share to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate the operating results after giving effect for these costs, should refer to net loss and net loss per share as disclosed in the unaudited consolidated financial statements of operations. Since adjusted net loss and adjusted net loss per share are non-GAAP financial measures, the calculation of adjusted net loss and adjusted net loss per share may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL, NASCAR and NBA, and broadcasts live play-by-play games of the NFL and NBA, as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is a CD-quality, Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS products for the car, truck, home, RV and boat are available in more than 25,000 retail locations, including Best Buy, Circuit City, Crutchfield, Costco, Target, Wal-Mart, Sam's Club, RadioShack and at shop.sirius.com.

SIRIUS radios are offered in vehicles from Audi, Bentley, BMW, Chrysler, Dodge, Ford, Infiniti, Jaguar, Jeep®, Land Rover, Lexus, Lincoln, Mercury, Maybach, Mazda, Mercedes-Benz, MINI, Mitsubishi, Nissan, Rolls Royce, Scion, Toyota, Volkswagen, and Volvo. Hertz also offers SIRIUS in its rental cars at major locations around the country.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

     This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of SIRIUS and XM stockholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

     This communication is being made in respect of the proposed business combination involving SIRIUS and XM. In connection with the proposed transaction, SIRIUS has filed with the SEC a Registration Statement on Form S-4 containing a preliminary Joint Proxy Statement/Prospectus and each of SIRIUS and XM plans to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of SIRIUS and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

     Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by SIRIUS and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E. Washington, DC 20002, Attention: Investor Relations.

     SIRIUS, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 17, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Joint Proxy Statement/Prospectus filed with the SEC.

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E-SIRI

Contact Information for Investors and Financial Media:

Paul Blalock	Hooper Stevens
SIRIUS	SIRIUS
212.584.5174	212.901.6718
pblalock@siriusradio.com	hstevens@siriusradio.com